UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2018

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01
Entry Into a Material Definitive Agreement.

On December 7, 2018, Tenax Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Underwriter”), pursuant to which the Company agreed to issue and sell, in an underwritten offering by the Company (the “Offering”), 5,181,346 units (the “Units”), with each Unit consisting of (a) one share of Series A convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), (b) a two-year warrant to purchase one share of common stock, exercisable at a price of $1.93 (the “Series 1 Warrants”), and (c) a five-year warrant to purchase one share of common stock, exercisable at a price of $1.93 (the “Series 2 Warrants” and collectively with the Series 1 Warrants, the “Warrants”), with each Unit to be offered at an offering price of $1.93 per Unit. The initial conversion price of the Series A Preferred Stock is $1.93 per share. The Company agreed to pay the Underwriter an aggregate fee equal to 8.0% of the gross proceeds received in the Offering and to reimburse the Underwriter for up to $95,000 of expenses incurred by the Underwriter in connection with the Offering. The Offering closed on December 11, 2018.

The Units were offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-228212), as amended, as initially filed with the Securities and Exchange Commission (the “Commission”) on November 6, 2018 and declared effective by the Commission on December 7, 2018 (the “Registration Statement”).

The Series A Preferred Stock has full ratchet price-based anti-dilution protection as described further below. The exercise price of the warrants is fixed and the warrants do not contain any variable pricing features or any price-based anti-dilutive features. The securities comprising the Units are immediately separable and have been issued separately. The conversion price of the Series A Preferred Stock and exercise price of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock.

The net proceeds to the Company from the Offering, after deducting Underwriter fees and expenses and the Company’s estimated Offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering, are expected to be approximately $9 million. The Company currently intends to use the net proceeds of the Offering to further its clinical trials and efforts to obtain regulatory approval of levosimendan, for research and development and for general corporate purposes, including working capital and potential acquisitions.

The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The Company also entered into a warrant agency agreement with Direct Transfer LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the terms of the Underwriting Agreement, the form of Warrants, and the Warrant Agency Agreement are subject to, and qualified in their entirety by reference to, the Underwriting Agreement, the form of Warrants and the Warrant Agency Agreement which are filed as Exhibits 1.1, 4.3 and 4.4, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Under the terms of the Underwriting Agreement, upon closing of the Offering on December 11, 2018, the Company issued to the Underwriter a five-year warrant (the “Representative Warrant”) to purchase 207,253 shares of the Company’s common stock, which is equal to 4% of the aggregate number of shares of common stock issuable upon conversion of the Series A Preferred Stock, as partial compensation for the Underwriter’s services in connection with the Offering. The Representative Warrant has an exercise price of $2.4125 per share, which is equal to 125% of the offering price for the Units sold in the Offering. Pursuant to FINRA Rule 5110(g), the Representative Warrants and any shares issued upon exercise of the Representative Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the Offering, except for transfers in certain limited circumstances.

The Representative Warrant was issued in a private placement transaction exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering.

The foregoing summary of the terms of the Representative Warrant is subject to, and qualified in its entirety by reference to the Representative Warrant which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.

Item 3.03   Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Report is incorporated herein by reference.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) on December 10, 2018, with the Secretary of State of the State of Delaware which became effective upon filing. The Series A Preferred Stock issued under the Certificate of Designation has no dividend rights (except to the extent that dividends are also paid on the common stock), liquidation preference or other preferences over common stock, and has no voting rights, except in certain limited situations.

Each share of Series A Preferred Stock is convertible, subject to the beneficial ownership limitation, at any time at the holder’s option into one share of common stock (based on a stated value of $1.93 per share of Series A Preferred Stock and a conversion price of $1.93) which conversion ratio will be subject to adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock as specified in the Certificate of Designation. Notwithstanding the foregoing, the Certificate of Designation further provides that the Company shall not effect any conversion of Series A Preferred Stock, with certain exceptions, to the extent that, after giving effect to an attempted conversion, the holder of Series A Preferred Stock (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, at the election of the holder prior to the issuance date, 9.99%) of the shares of common stock then outstanding after giving effect to such exercise. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

Until such time as 85% of the aggregate shares of Series A Preferred Stock issued to all holders on the original issue date have been converted to common stock, the Series A Preferred Stock has full ratchet price-based anti-dilution protection, subject to customary carve outs, in the event of a down-round financing at a price per share below the conversion price of the Series A Preferred Stock. If during any 30 consecutive trading days the volume weighted average price of the Company’s common stock exceeds 300% of the then-effective conversion price of the Series A Preferred Stock and the daily dollar trading volume for each trading day during such period exceeds $175,000, the anti-dilution protection in the Series A Preferred Stock will expire and cease to apply. Additionally, subject to certain exceptions, at any time after the issuance of the Series A Preferred Stock, and subject to the beneficial ownership limitation, the Company will have the right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock in the event that (i) the volume weighted average price of our common stock for any 30 consecutive trading days (the “Measurement Period”), exceeds 300% of the initial conversion price of the Series A Preferred Stock (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and similar transactions), (ii) the average daily trading volume for such Measurement Period exceeds $175,000 per trading day and (iii) the holder is not in possession of any information that constitutes or might constitute, material non-public information which was provided by the Company. The Company’s right to cause each holder of the Series A Preferred Stock to convert all or part of such holder’s Series A Preferred Stock shall be exercised ratably among the holders of the then outstanding preferred stock.

The terms of the Series A Preferred Stock are set forth in the Certificate of Designation, and the foregoing summary of the terms of the Certificate of Designation is subject to, and qualified in its entirety by reference to, the Certificate of Designation which is filed as Exhibit 4.1 to this Report and is incorporated herein by reference.

Item 8.01   Other Events.

On December 11, 2018, the Company announced the closing of the Offering. A copy of the press release announcing these events is attached as Exhibit 99.1 to this Report and is hereby incorporated herein by reference.

Following the completion of the Offering, as of 4:00 p.m. New York City time on December 11, 2018, the Company had outstanding 3,017,249 shares of common stock (which includes 1,551,753 shares of common stock issued upon conversion of shares of the Series A Preferred Stock) and 3,629,593 shares of Series A Preferred Stock.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of December 7, 2018 by and between Tenax Therapeutics, Inc. and Ladenburg Thalmann & Co. Inc.

4.1	Certificate of Designation of Series A Convertible Preferred Stock

4.2	Representative’s Warrant to Purchase Shares of Common Stock

4.3	Form of Warrant to Purchase Shares of Common Stock

4.4	Warrant Agency Agreement

99.1	Press Release dated December 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2018	Tenax Therapeutics, Inc.

By: /s/ Michael B. Jebsen
Michael B. Jebsen
President and Chief Financial Officer

5